Exhibit 99.2

Consolidated Report to the Financial Community
Third Quarter 2016

(Released November 4, 2016)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the third quarter of 2016 were $0.89 per basic share, compared with third quarter 2015 earnings of $0.94 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.90 per basic share for the third quarter of 2016, compared with third quarter 2015 Operating (non-GAAP) earnings of $0.98 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services**	Other**	Consolidated
3Q 2015 Net Income - GAAP	$234	$70	$145	$(54)	$395

3Q 2015 Basic EPS* (avg. shares outstanding 423M)	$0.56	$0.17	$0.34	$(0.13)	$0.94
Special Items - 2015***
Regulatory charges	0.01	—	—	—	0.01
Trust securities impairment	0.01	—	0.06	—	0.07
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	0.01	—	—	0.01	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.59	$0.17	$0.34	$(0.12)	$0.98
Distribution Deliveries - Weather	0.11	—	—	—	0.11
Distribution Revenues - DCR	0.01	—	—	—	0.01
Transmission Revenues	—	0.05	—	—	0.05
Commodity Margin	—	—	(0.17)	—	(0.17)
O&M Expenses	—	—	(0.02)	0.02	—
Depreciation	—	(0.01)	0.03	—	0.02
Pension/OPEB	(0.02)	—	(0.01)	—	(0.03)
General Taxes	(0.02)	(0.02)	0.01	—	(0.03)
Investment Income	—	—	0.01	—	0.01
Interest Expense	0.01	—	—	(0.01)	—
Effective Income Tax Rate	—	—	—	(0.05)	(0.05)
Other	—	(0.01)	—	0.01	—
3Q 2016 Basic EPS - Operating (Non-GAAP) Earnings*	$0.68	$0.18	$0.19	$(0.15)	$0.90
Special Items - 2016***
Regulatory charges	(0.02)	—	—	—	(0.02)
Merger accounting - commodity contracts	—	—	(0.01)	—	(0.01)
Mark-to-market adjustments	—	—	0.02	—	0.02
3Q 2016 Basic EPS* (avg. shares outstanding 425M)	$0.66	$0.18	$0.20	$(0.15)	$0.89

3Q 2016 Net Income - GAAP	$283	$78	$86	$(67)	$380

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    1

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate FE's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of "Operating earnings", "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2015 GAAP to non-GAAP earnings reconciliations can be found on pages 33 & 34 of this report and all GAAP to non-GAAP earnings reconciliations are available on FE’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FE's reportable operating segments for 2015 have been adjusted to include the activity of FirstEnergy Ventures Corp.'s (FEV) investment in Global Mining Holding Company (Global Holding) from Competitive Energy Services to Corporate/Other, to conform to the current presentation.
***See pages 23-36 for additional details regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    2

2016 Earnings Guidance
GAAP losses for 2016 are forecasted at $(1.30) - $(0.90) per basic share with 2016 Operating (non-GAAP) earnings guidance ranging from $2.60 - $2.70 per basic share, and assumes up to $500 million of additional equity by year end.

Estimate for Year 2016*
(In millions, except per share amounts)	FirstEnergy Corp. Consolidated

2016F Net Loss - GAAP	$(555) - $(385)

2016F Basic Loss Per Share	$(1.30) - $(0.90)
Excluding Special Items:
Regulatory charges	0.13
Trust securities impairment	0.02
Merger accounting-commodity contracts	0.05
Asset impairment/Plant exit costs	2.97
Mark-to-market adjustments
Pension/OPEB actuarial assumptions(1)	0.45 - 0.75
Other	(0.02)
Total Special Items**	$3.60 - $3.90

2016F Basic Earnings Per Share - Operating (Non-GAAP)	$2.60 - $2.70

(1) Based on current discount rates ranging from 4.00% to 3.75% for the pension plans and 3.75% to 3.50% for the OPEB plans and actual gains on plan assets through September 30, 2016 of 11%.
*Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and includes the estimated dilutive impact of additional common stock in the fourth quarter of 2016. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

**See pages 35-36 for additional details regarding special items.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    3

3Q 2016 Results vs 3Q 2015 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the third quarter of 2016 were $283 million, or $0.66 per basic share, compared with third quarter 2015 GAAP earnings of $234 million, or $0.56 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.68 per basic share for the third quarter of 2016 compared with $0.59 per basic share for the third quarter of 2015.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2015 Net Income - GAAP	$234

3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.56
Special Items - 2015*	0.03
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.59
Distribution Deliveries - Weather	0.11
Distribution Revenues - DCR	0.01
Pension/OPEB	(0.02)
General Taxes	(0.02)
Interest Expense	0.01
3Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.68
Special Items - 2016*	(0.02)
3Q 2016 Basic EPS (avg. shares outstanding 425M)	$0.66

3Q 2016 Net Income - GAAP	$283
*See pages 23-36 for additional details on special items.
3Q 2016 vs 3Q 2015 Earnings Drivers

•
Distribution Revenues - Total distribution revenues increased earnings $0.12 per share primarily as a result of increased deliveries of 2,675,000 megawatt-hours (MWH), or 6.9% resulting from higher weather-related usage and higher revenues from the Ohio Delivery Capital Recovery rider. Residential sales increased 1,833,000 MWH or 12.8%, and sales to commercial customers increased 542,000 MWH, or 4.7%. Cooling-degree-days were 28% above the same period last year and 46% above normal. Deliveries to industrial customers increased 302,000 MWH, or 2.4%, primarily due to higher usage in the shale gas, coal and steel sectors.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.02 per share.

•	General Taxes - Higher general taxes decreased earnings $0.02 per share as a result of higher property taxes and higher revenue-related taxes.

•
Interest Expense - Lower interest expense increased earnings $0.01 per share, primarily as a result of lower long-term debt at Jersey Central Power & Light Company (JCP&L) and Monongahela Power Company (MP).

•
Special Items - In the third quarter of 2016 and 2015, Regulated Distribution special items included regulatory charges of $0.02 and $0.01 per share, respectively, reflecting the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs. In addition, 2015 special items included trust securities impairment of $0.01 per share and the impact of non-core asset sales/impairments of $0.01 per share. Additional details regarding special items can be found on page 36.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    4

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the third quarter of 2016 were $78 million, or $0.18 per basic share, compared with third quarter 2015 GAAP and Operating (non-GAAP) earnings of $70 million, or $0.17 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2015 Net Income - GAAP	$70

3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.17
Special Items - 2015*	—
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
Transmission Revenues	0.05
Depreciation	(0.01)
General Taxes	(0.02)
Other	(0.01)
3Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
Special Items - 2016*	—
3Q 2016 Basic EPS (avg. shares outstanding 425M)	$0.18

3Q 2016 Net Income - GAAP	$78
*See pages 23-36 for additional details on special items.

3Q 2016 vs 3Q 2015 Earnings Drivers

•
Transmission Revenues - Higher transmission revenues increased earnings $0.05 per share, primarily due to recovery of incremental operating expenses and a higher rate base at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAIL), partially offset by a lower ROE at ATSI, effective January 1, 2016, under a comprehensive settlement approved by the Federal Energy Regulatory Commission (FERC) in October 2015.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.03 per share, due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's formula rate.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    5

Competitive Energy Services

CES - GAAP earnings for the third quarter of 2016 were $86 million, or $0.20 per basic share, compared with third quarter 2015 GAAP earnings of $145 million, or $0.34 per basic share. Operating (non-GAAP) earnings, excluding special items, for the third quarter of 2016 were $0.19 per basic share, compared with third quarter 2015 Operating (non-GAAP) earnings of $0.34 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2015 Net Income - GAAP	$145

3Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.34
Special Items - 2015*	—
3Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.34
Commodity Margin	(0.17)
O&M Expenses	(0.02)
Depreciation	0.03
Pension/OPEB	(0.01)
General Taxes	0.01
Investment Income	0.01
3Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.19
Special Items - 2016*	0.01
3Q 2016 Basic EPS (avg. shares outstanding 425M)	$0.20

3Q 2016 Net Income - GAAP	$86
*See pages 23-36 for additional details on special items.

3Q 2016 vs 3Q 2015 Earnings Drivers

•
Commodity Margin - CES commodity margin decreased earnings $0.17 per share primarily due to lower capacity revenue, partially offset by increased wholesale sales. Lower contract sales of 2.6 million MWH, as CES continues to implement its retail strategy to more effectively hedge its generation, was offset by lower purchased power, fuel and capacity expense.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    6

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 3Q16 vs 3Q15	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$—	$(0.13)	$(0.13)
- Governmental Aggregation Sales	(0.09)	—	(0.09)
- Mass Market Sales	—	(0.02)	(0.02)
- POLR Sales	(0.04)	0.07	0.03
- Structured Sales	(0.02)	(0.09)	(0.11)
Subtotal - Contract Sales	$(0.15)	$(0.17)	$(0.32)
(b) Wholesale Sales	—	0.06	0.06
(c) PJM Capacity, BRA and CP Revenues	(0.25)	0.03	(0.22)
(d) Fuel Expense	0.04	0.02	0.06
(e) Purchased Power (net of financials)	0.02	0.02	0.04
(f) Capacity Expense	0.13	0.07	0.20
(g) Net MISO - PJM Transmission Cost	(0.01)	0.02	0.01
Net Change	$(0.22)	$0.05	$(0.17)

(a)
Contract Sales - CES' contract sales decreased 2.6 million MWH, or 15%, and reduced earnings $0.32 per share. Direct sales to large and medium commercial / industrial customers decreased 1.6 million MWH, or 29%. Governmental aggregation sales were essentially flat. Mass market sales decreased 233,000 MWH, or 26%, while POLR sales increased 725,000 MWH, or 33%. Structured sales, which includes bilateral and muni/co-op sales, decreased 1.5 million MWH, or 37%. As of September 30, 2016, the total number of retail customers was 1.4 million, a decrease of approximately 230,000 customers since September 30, 2015.

CES Contract Sales - 3Q16 vs 3Q15
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(1,628)	12	(233)	725	(1,456)	(2,580)

(b) Wholesale Sales - Wholesale sales increased 1.3 million MWH and increased earnings $0.06 per share.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    7

(c) PJM Capacity Revenues (Base Residual (BRA) and Capacity Performance (CP) Auctions) - Lower capacity revenues decreased earnings $0.22 per share, primarily resulting from lower capacity prices on average in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BRA	BRA	BRA	CP
June 2015 - May 2016	$136.00	$357.00	$167.46	NA
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00

(d)
Fuel Expense - Lower fuel expenses increased earnings $0.06 per share primarily due to lower rates on fuel contracts and lower generation associated with outages and economic dispatch of fossil units resulting from low wholesale spot market energy prices.

(e) Purchased Power (net of financials) - Lower contract sales volumes resulted in decreased purchased power volumes at lower prices and increased earnings $0.04 per share.
(f) Capacity Expense - Lower capacity expense associated with contract sales increased earnings $0.20 per share primarily due to lower sales volumes and lower average capacity prices in the ATSI and RTO zones.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.01 per share primarily due to lower contract sales.

•	O&M Expenses - Higher O&M expenses decreased earnings $0.02 per share, primarily due to a termination charge on a FES customer contract, partially offset by lower retail-related costs.

•	Depreciation Expense - Depreciation expense increased earnings $0.03 per share primarily due to an adjustment to reduce depreciation of a hydroelectric generating station.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share.

•	General Taxes - Lower general taxes increased earnings $0.01 per share as a result of lower retail sales volumes.

•	Investment Income - Higher investment income from nuclear decommissioning trust securities increased earnings $0.01 per share.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    8

•
Special Items - In the third quarter of 2016, CES special items included impacts from merger accounting - commodity contracts of $0.01 per share and mark-to-market adjustments of $(0.02) per share. In the third quarter of 2015, CES special items included trust securities impairment of $0.06 per share, merger accounting-commodity contracts of $0.02 per share, retail repositioning charges of $0.01 per share, and mark-to-market adjustments of $(0.09) per share. Additional details regarding special items can be found on page 36.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    9

Corporate / Other

Corporate / Other GAAP losses for the third quarter of 2016 were $(67) million, or $(0.15) per basic share, compared with GAAP losses for the third quarter 2015 of $(54) million, or $(0.13) per basic share. Operating (non-GAAP) losses, excluding special items, were $(0.15) per basic share in the third quarter of 2016 and $(0.12) per basic share in the third quarter of 2015.

EPS Variance Analysis
(In millions, except per share amounts)
3Q 2015 Net Loss - GAAP	$(54)

3Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.13)
Special Items - 2015*	0.01
3Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.12)
O&M Expenses	0.02
Interest Expense	(0.01)
Effective Income Tax Rate	(0.05)
Other	0.01
3Q 2016 Basic EPS - Operating (Non-GAAP) Losses	$(0.15)
Special Items - 2016*	—
3Q 2016 Basic EPS (avg. shares outstanding 425M)	$(0.15)

3Q 2016 Net Loss - GAAP	$(67)
*See pages 23-36 for additional details on special items.
3Q 2016 vs 3Q 2015 Earnings Drivers

•	O&M Expense - Lower O&M expense increased earnings $0.02 per share, due to lower environmental remediation costs at legacy plants.

•	Interest Expense - Higher interest expense decreased earnings $0.01 per share, primarily due to increased short-term borrowings.

•
Effective Income Tax Rate - A higher consolidated effective income tax rate decreased earnings $0.05 per share. The consolidated effective tax rate for the third quarter of 2016 was 39.6% compared to 36.3% for the same period of 2015.

•
Special Items - In the third quarter of 2015, Corporate/Other special items included a charge of $0.01 per share reflecting the impact of non-core asset sales/impairments. Additional details regarding special items can be found on page 36.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-3841

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    10

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions)

		Three Months Ended September 30			Nine Months Ended September 30
		2016	2015	Change	2016	2015	Change
	Revenues
(1)	Regulated distribution	$2,702	$2,624	$78	$7,423	$7,425	$(2)
(2)	Regulated transmission	285	248	37	824	755	69
(3)	Competitive energy services	1,115	1,468	(353)	3,535	4,099	(564)
(4)	Corporate / Other	(185)	(217)	32	(595)	(794)	199
(5)	Total Revenues	3,917	4,123	(206)	11,187	11,485	(298)

	Operating Expenses
(6)	Fuel	450	482	(32)	1,269	1,378	(109)
(7)	Purchased power	979	1,209	(230)	2,992	3,311	(319)
(8)	Other operating expenses	953	842	111	2,835	2,799	36
(9)	Provision for depreciation	311	328	(17)	974	969	5
(10)	Amortization of regulatory assets, net	98	110	(12)	222	201	21
(11)	General taxes	265	236	29	786	747	39
(12)	Impairment of assets	—	8	(8)	1,447	24	1,423
(13)	Total Operating Expenses	3,056	3,215	(159)	10,525	9,429	1,096
(14)	Operating Income	861	908	(47)	662	2,056	(1,394)

	Other Income (Expense)
(15)	Investment income (loss)	28	(28)	56	75	(14)	89
(16)	Interest expense	(286)	(285)	(1)	(863)	(846)	(17)
(17)	Capitalized financing costs	28	26	2	79	93	(14)
(18)	Total Other Expense	(230)	(287)	57	(709)	(767)	58

(19)	Income (Loss) Before Income Taxes	631	621	10	(47)	1,289	(1,336)
(20)	Income taxes	251	226	25	334	485	(151)
(21)	Net Income (Loss)	$380	$395	$(15)	$(381)	$804	$(1,185)

	Earnings (Losses) Per Share of Common Stock
(22)	Basic	$0.89	$0.94	$(0.05)	$(0.90)	$1.91	$(2.81)
(23)	Diluted	$0.89	$0.93	$(0.04)	$(0.90)	$1.90	$(2.80)

	Weighted Average Number of Common
	Shares Outstanding
(24)	Basic	425	423	2	425	422	3
(25)	Diluted	427	424	3	425	423	2

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,649	$285	$959	$(46)	$3,847
(2)	Other	53	—	39	(22)	70
(3)	Internal	—	—	117	(117)	—
(4)	Total Revenues	2,702	285	1,115	(185)	3,917

	Operating Expenses
(5)	Fuel	156	—	294	—	450
(6)	Purchased power	902	—	194	(117)	979
(7)	Other operating expenses	615	46	367	(75)	953
(8)	Provision for depreciation	171	45	79	16	311
(9)	Amortization of regulatory assets, net	98	—	—	—	98
(10)	General taxes	190	37	30	8	265
(11)	Impairment of assets	—	—	—	—	—
(12)	Total Operating Expenses	2,132	128	964	(168)	3,056
(13)	Operating Income	570	157	151	(17)	861

	Other Income (Expense)
(14)	Investment income	13	—	23	(8)	28
(15)	Interest expense	(139)	(43)	(48)	(56)	(286)
(16)	Capitalized financing costs	6	9	9	4	28
(17)	Total Other Expense	(120)	(34)	(16)	(60)	(230)

(18)	Income Before Income Taxes	450	123	135	(77)	631
(19)	Income taxes	167	45	49	(10)	251
(20)	Net Income	$283	$78	$86	$(67)	$380

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended September 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,571	$248	$1,276	$(41)	$4,054
(2)	Other	53	—	51	(35)	69
(3)	Internal	—	—	141	(141)	—
(4)	Total Revenues	2,624	248	1,468	(217)	4,123

	Operating Expenses
(5)	Fuel	140	—	342	—	482
(6)	Purchased power	980	—	370	(141)	1,209
(7)	Other operating expenses	534	42	336	(70)	842
(8)	Provision for depreciation	174	41	98	15	328
(9)	Amortization of regulatory assets, net	110	—	—	—	110
(10)	General taxes	172	23	35	6	236
(11)	Impairment of assets	8	—	—	—	8
(12)	Total Operating Expenses	2,118	106	1,181	(190)	3,215
(13)	Operating Income	506	142	287	(27)	908

	Other Income (Expense)
(14)	Investment income (loss)	8	—	(19)	(17)	(28)
(15)	Interest expense	(149)	(40)	(48)	(48)	(285)
(16)	Capitalized financing costs	6	9	9	2	26
(17)	Total Other Expense	(135)	(31)	(58)	(63)	(287)

(18)	Income Before Income Taxes	371	111	229	(90)	621
(19)	Income taxes	137	41	84	(36)	226
(20)	Net Income	$234	$70	$145	$(54)	$395

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended September 30, 2016 and the Three Months Ended September 30, 2015 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$78	$37	$(317)	$(5)	$(207)
(2)	Other	—	—	(12)	13	1
(3)	Internal revenues	—	—	(24)	24	—
(4)	Total Revenues	78	37	(353)	32	(206)

	Operating Expenses
(5)	Fuel	16	—	(48)	—	(32)
(6)	Purchased power	(78)	—	(176)	24	(230)
(7)	Other operating expenses	81	4	31	(5)	111
(8)	Provision for depreciation	(3)	4	(19)	1	(17)
(9)	Amortization of regulatory assets, net	(12)	—	—	—	(12)
(10)	General taxes	18	14	(5)	2	29
(11)	Impairment of assets	(8)	—	—	—	(8)
(12)	Total Total Expenses	14	22	(217)	22	(159)
(13)	Operating Income	64	15	(136)	10	(47)

	Other Income (Expense)
(14)	Investment income	5	—	42	9	56
(15)	Interest expense	10	(3)	—	(8)	(1)
(16)	Capitalized financing costs	—	—	—	2	2
(17)	Total Other Expense	15	(3)	42	3	57

(18)	Income Before Income Taxes	79	12	(94)	13	10
(19)	Income taxes	30	4	(35)	26	25
(20)	Net Income	$49	$8	$(59)	$(13)	$(15)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$7,238	$824	$3,023	$(135)	$10,950
(2)	Other	185	—	135	(83)	237
(3)	Internal	—	—	377	(377)	—
(4)	Total Revenues	7,423	824	3,535	(595)	11,187

	Operating Expenses
(5)	Fuel	436	—	833	—	1,269
(6)	Purchased power	2,549	—	820	(377)	2,992
(7)	Other operating expenses	1,843	118	1,120	(246)	2,835
(8)	Provision for depreciation	510	132	284	48	974
(9)	Amortization of regulatory assets, net	218	4	—	—	222
(10)	General taxes	545	114	98	29	786
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	6,101	368	4,602	(546)	10,525
(13)	Operating Income (Loss)	1,322	456	(1,067)	(49)	662

	Other Income (Expense)
(14)	Investment income	37	—	56	(18)	75
(15)	Interest expense	(431)	(128)	(143)	(161)	(863)
(16)	Capitalized financing costs	15	25	29	10	79
(17)	Total Other Expense	(379)	(103)	(58)	(169)	(709)

(18)	Income (Loss) Before Income Taxes (Benefits)	943	353	(1,125)	(218)	(47)
(19)	Income taxes (benefits)	349	130	(96)	(49)	334
(20)	Net Income (Loss)	$594	$223	$(1,029)	$(169)	$(381)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Nine Months Ended September 30, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$7,277	$755	$3,381	$(129)	$11,284
(2)	Other	148	—	155	(102)	201
(3)	Internal	—	—	563	(563)	—
(4)	Total Revenues	7,425	755	4,099	(794)	11,485

	Operating Expenses
(5)	Fuel	406	—	972	—	1,378
(6)	Purchased power	2,761	—	1,113	(563)	3,311
(7)	Other operating expenses	1,669	112	1,266	(248)	2,799
(8)	Provision for depreciation	516	116	293	44	969
(9)	Amortization of regulatory assets, net	196	5	—	—	201
(10)	General taxes	536	73	112	26	747
(11)	Impairment of assets	8	—	16	—	24
(12)	Total Operating Expenses	6,092	306	3,772	(741)	9,429
(13)	Operating Income	1,333	449	327	(53)	2,056

	Other Income (Expense)
(14)	Investment income (loss)	33	—	(7)	(40)	(14)
(15)	Interest expense	(439)	(119)	(144)	(144)	(846)
(16)	Capitalized financing costs	21	36	29	7	93
(17)	Total Other Expense	(385)	(83)	(122)	(177)	(767)

(18)	Income Before Income Taxes	948	366	205	(230)	1,289
(19)	Income taxes	350	135	76	(76)	485
(20)	Net Income	$598	$231	$129	$(154)	$804

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Nine Months of 2016 and the First Nine Months of 2015 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$(39)	$69	$(358)	$(6)	$(334)
(2)	Other	37	—	(20)	19	36
(3)	Internal revenues	—	—	(186)	186	—
(4)	Total Revenues	(2)	69	(564)	199	(298)

	Operating Expenses
(5)	Fuel	30	—	(139)	—	(109)
(6)	Purchased power	(212)	—	(293)	186	(319)
(7)	Other operating expenses	174	6	(146)	2	36
(8)	Provision for depreciation	(6)	16	(9)	4	5
(9)	Amortization of regulatory assets, net	22	(1)	—	—	21
(10)	General taxes	9	41	(14)	3	39
(11)	Impairment of assets	(8)	—	1,431	—	1,423
(12)	Total Operating Expenses	9	62	830	195	1,096
(13)	Operating Income (Loss)	(11)	7	(1,394)	4	(1,394)

	Other Income (Expense)
(14)	Investment income	4	—	63	22	89
(15)	Interest expense	8	(9)	1	(17)	(17)
(16)	Capitalized financing costs	(6)	(11)	—	3	(14)
(17)	Total Other Expense	6	(20)	64	8	58

(18)	Income (Loss) From Before Income Taxes (Benefits)	(5)	(13)	(1,330)	12	(1,336)
(19)	Income taxes (benefits)	(1)	(5)	(172)	27	(151)
(20)	Net Income (Loss)	$(4)	$(8)	$(1,158)	$(15)	$(1,185)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    17

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Sep. 30, 2016	Dec. 31, 2015
Current Assets:
Cash and cash equivalents	$551	$131
Receivables	1,629	1,595
Other	1,300	1,314
Total Current Assets	3,480	3,040

Property, Plant and Equipment	37,833	37,214
Investments	3,035	2,788
Deferred Charges and Other Assets	7,613	9,052
Total Assets	$51,961	$52,094

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,216	$1,166
Short-term borrowings	2,975	1,708
Accounts payable	944	1,075
Other	1,908	1,653
Total Current Liabilities	7,043	5,602

Capitalization:
Total equity	11,503	12,422
Long-term debt and other long-term obligations	18,532	19,099
Total Capitalization	30,035	31,521
Noncurrent Liabilities	14,883	14,971
Total Liabilities and Capitalization	$51,961	$52,094

General Information
	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Debt redemptions	$(436)	$(489)	$(1,017)	$(781)
New long-term debt issues	$521	$884	$521	$1,084
Short-term borrowings increase (decrease)	$50	$(975)	$1,275	$134
Property additions	$664	$539	$2,156	$2,025

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facilities
	As of September 30		As of December 31
	2016	% Total	2015	% Total
Total Equity (GAAP)	$11,503	32%	$12,422	35%
Non-cash Charges / Non-cash Write Downs*	2,764	8%	2,077	6%
Accumulated Other Comprehensive Income	(184)	(1)%	(171)	(1)%
Adjusted Equity (Non-GAAP)**	14,083	39%	14,328	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,532	51%	19,099	54%
Currently Payable Long-term Debt (GAAP)	1,216	3%	1,166	3%
Short-term Borrowings (GAAP)	2,975	8%	1,708	5%
Reimbursement Obligations	9	—%	54	—%
Guarantees of Indebtedness	325	1%	328	1%
Less Securitization Debt	(837)	(2)%	(913)	(3)%
Adjusted Debt (Non-GAAP)**	22,220	61%	21,442	60%

Adjusted Capitalization (Non-GAAP)**	$36,303	100%	$35,770	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of assets, and regulatory asset charges through September 30, 2016, as required by the FE Credit Facilities, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facilities. These financial measures, as calculated in accordance with the FE Credit Facilities, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facilities require FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    18

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Cash flows from operating activities
Net income (loss)	$380	$395	$(381)	$804
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization (1)	518	514	1,440	1,383
Deferred purchased power and other costs	(1)	(28)	(34)	(73)
Deferred income taxes and investment tax credits, net	246	209	318	428
Impairment of assets	—	8	1,447	24
Investment impairments	3	46	13	70
Deferred costs on sale leaseback transaction, net	12	13	36	37
Retirement benefits, net of payments	14	(2)	45	(18)
Pension trust contributions	(137)	—	(297)	(143)
Commodity derivative transactions, net	(15)	(57)	(10)	(64)
Lease payments on sale and leaseback transaction	—	—	(94)	(102)
Changes in working capital and other	100	229	97	(29)
Cash flows provided from operating activities	1,120	1,327	2,580	2,317
Cash flows provided from/(used for) financing activities	(59)	(741)	316	(29)
Cash flows used for investing activities	(709)	(594)	(2,476)	(2,287)
Net change in cash and cash equivalents	$352	$(8)	$420	$1

(1) Includes Non-cash expenses/Amortization of Regulatory Assets, nuclear fuel, customer intangible assets, debt related costs, deferred advertising costs and other assets.

Liquidity position as of November 1, 2016

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,241
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,500
FirstEnergy Transmission, LLC(2)	Revolving	March 2019	1,000	750
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,491
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	211
		Total:	$6,000	$3,702

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    19

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended September 30			Nine Months Ended September 30
(MWH in thousand)		2016	2015	Change	2016	2015	Change

Ohio	- Residential	5,321	4,567	16.5%	13,592	13,404	1.4%
	- Commercial	4,304	4,021	7.0%	11,721	11,626	0.8%
	- Industrial	5,360	5,246	2.2%	15,346	15,614	-1.7%
	- Other	82	83	-1.2%	250	251	-0.4%
	Total Ohio	15,067	13,917	8.3%	40,909	40,895	0.0%
Pennsylvania	- Residential	5,183	4,600	12.7%	14,253	14,662	-2.8%
	- Commercial	3,534	3,397	4.0%	9,880	9,895	-0.2%
	- Industrial	5,181	5,024	3.1%	15,202	15,222	-0.1%
	- Other	29	30	-3.3%	89	90	-1.1%
	Total Pennsylvania	13,927	13,051	6.7%	39,424	39,869	-1.1%
New Jersey	- Residential	3,332	3,111	7.1%	7,593	7,743	-1.9%
	- Commercial	2,566	2,530	1.4%	6,888	7,036	-2.1%
	- Industrial	548	570	-3.9%	1,631	1,683	-3.1%
	- Other	22	22	0.0%	65	64	1.6%
	Total New Jersey	6,468	6,233	3.8%	16,177	16,526	-2.1%
Maryland	- Residential	868	766	13.3%	2,483	2,597	-4.4%
	- Commercial	582	545	6.8%	1,599	1,615	-1.0%
	- Industrial	421	421	0.0%	1,201	1,220	-1.6%
	- Other	4	4	0.0%	12	12	0.0%
	Total Maryland	1,875	1,736	8.0%	5,295	5,444	-2.7%
West Virginia	- Residential	1,434	1,261	13.7%	4,209	4,300	-2.1%
	- Commercial	1,019	970	5.1%	2,825	2,834	-0.3%
	- Industrial	1,513	1,460	3.6%	4,366	4,410	-1.0%
	- Other	7	7	0.0%	21	21	0.0%
	Total West Virginia	3,973	3,698	7.4%	11,421	11,565	-1.2%
Total Residential		16,138	14,305	12.8%	42,130	42,706	-1.3%
Total Commercial		12,005	11,463	4.7%	32,913	33,006	-0.3%
Total Industrial		13,023	12,721	2.4%	37,746	38,149	-1.1%
Total Other		144	146	-1.4%	437	438	-0.2%

Total Distribution Deliveries		41,310	38,635	6.9%	113,226	114,299	-0.9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    20

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended September 30			Nine Months Ended September 30
	2016	2015	Normal	2016	2015	Normal
Composite Heating-Degree-Days	22	28	74	3,202	3,878	3,510
Composite Cooling-Degree-Days	955	745	656	1,251	1,083	923

Shopping Statistics (Based on MWH)	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015

OE	82%	80%	80%	79%
Penn	63%	62%	63%	60%
CEI	87%	84%	85%	83%
TE	88%	76%	82%	75%
JCP&L	48%	47%	51%	49%
Met-Ed	67%	67%	67%	66%
Penelec	69%	71%	70%	70%
PE(1)	49%	50%	49%	48%
WP	64%	62%	65%	61%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Generation Capacity Factors:
Nuclear	91%	97%	89%	89%
Fossil - Baseload	69%	72%	54%	63%
Fossil - Load Following	37%	51%	39%	46%

Generation Fuel Rate:
Nuclear	$7	$7	$7	$7
Fossil	$23	$25	$24	$26
Total Fleet	$16	$17	$15	$17

Generation Output Mix:
Nuclear	45%	45%	49%	46%
Fossil - Baseload	42%	41%	36%	40%
Fossil - Load Following	5%	6%	6%	7%
Peaking/CT/Hydro	8%	8%	9%	7%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    21

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended September 30			Nine Months Ended September 30
Contract Sales	2016	2015	Change	2016	2015	Change
POLR	2,893	2,168	725	7,526	9,910	(2,384)

Structured Sales	2,437	3,893	(1,456)	9,175	9,790	(615)

Direct	3,913	5,541	(1,628)	11,391	18,860	(7,469)

Aggregation	4,238	4,226	12	10,798	12,278	(1,480)

Mass Market	673	906	(233)	1,912	3,246	(1,334)

Total Contract Sales	14,154	16,734	(2,580)	40,802	54,084	(13,282)

Wholesale Spot Sales	4,447	3,156	1,291	9,938	4,023	5,915

Purchased Power
- Bilaterals	532	362	170	1,612	1,452	160
- Spot	728	1,153	(425)	2,769	7,474	(4,705)
Total Purchased Power	1,260	1,515	(255)	4,381	8,926	(4,545)

Generation Output
- Fossil	10,139	10,697	(558)	24,844	27,437	(2,593)
- Nuclear	8,137	8,661	(524)	23,683	23,632	51
- RMR / Deactivated Units (1)	—	—	—	—	758	(758)
Total Generation Output	18,276	19,358	(1,082)	48,527	51,827	(3,300)

(1) Includes Reliability Must Run (RMR) and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    22

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended September 30, 2016			Three Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,917	$—		$4,123	$(1)	(a,d)

	Operating Expenses
(2)	Fuel	450	(8)	(b)	482	(11)	(b)
(3)	Purchased power	979	—		1,209	—
(4)	Other operating expenses	953	8	(a,c)	842	39	(a,c,d,g)
(5)	Provision for depreciation	311	—		328	—
(6)	Amortization of regulatory assets, net	98	—		110	—
(7)	General taxes	265	—		236	—
(8)	Impairment of assets	—	—		8	(8)	(e)
(9)	Total Operating Expenses	3,056	—		3,215	20
(10)	Operating Income	861	—		908	(21)

	Other Income (Expense)
(11)	Investment income (loss)	28	2	(f)	(28)	52	(e,f)
(12)	Interest expense	(286)	2	(h)	(285)	—
(13)	Capitalized financing costs	28	—		26	—
(14)	Total Other Expense	(230)	4		(287)	52

(15)	Income Before Income Taxes	631	4		621	31
(16)	Income taxes	251	1		226	11
(17)	Net Income	$380	$3		$395	$20

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.02 per share), ($8) million included in "Other operating expenses". 2015 ($0.01 per share), $1 million included in "Revenues"; and ($10) million included in "Other operating expenses".

(b)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($11) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 (($0.02) per share), $16 million included in "Other operating expenses". 2015 (($0.09) per share), $57 million included in "Other operating expenses".
(d)	Asset impairment/Plant exit costs: 2015, ($2) included in "Revenues"; and ($4) million included in "Other operating expenses".
(e)	Impact of non-core asset sales/impairments: 2015 ($0.02 per share), ($8) million included in "Impairment of assets"; and $5 million included in "Investment income (loss)".
(f)	Trust securities impairment: 2016, $2 million included in "Investment income (loss)". 2015 ($0.07 per share), $47 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

	See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the third quarter of 2016 and 423 million shares in the third quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    23

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$11,187	$—		$11,485	$(3)	(a,d,e)

	Operating Expenses
(2)	Fuel	1,269	(82)	(b,d)	1,378	(47)	(b,d)
(3)	Purchased power	2,992	—		3,311	—
(4)	Other operating expenses	2,835	(69)	(a,c)	2,799	3	(a,c,d,g)
(5)	Provision for depreciation	974	—		969	—
(6)	Amortization of regulatory assets, net	222	—		201	(2)	(a)
(7)	General taxes	786	—		747	(1)	(d)
(8)	Impairment of assets	1,447	(1,447)	(d)	24	(24)	(e)
(9)	Total Operating Expenses	10,525	(1,598)		9,429	(71)
(10)	Operating Income	662	1,598		2,056	68

	Other Income (Expense)
(11)	Investment income (loss)	75	11	(e,f)	(14)	82	(e,f)
(12)	Interest expense	(863)	4	(h)	(846)	—
(13)	Capitalized financing costs	79	—		93	—
(14)	Total Other Expense	(709)	15		(767)	82

(15)	Income (Loss) Before Income Taxes	(47)	1,613		1,289	150
(16)	Income taxes	334	275	(d)	485	54
(17)	Net Income	$(381)	$1,338		$804	$96

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.12 per share), ($79) million included in "Other operating expenses". 2015 ($0.05 per share), $2 million included in "Revenues"; ($35) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net".

(b)	Merger accounting - commodity contracts: 2016 ($0.04 per share), ($24) million included in "Fuel". 2015 ($0.05 per share), ($35) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 (($0.02) per share), $10 million included in "Other operating expenses". 2015 (($0.10) per share), $64 million included in "Other operating expenses".
(d)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; and $159 million in "Income taxes". 2015 ($0.04 per share), ($2) million included in "Revenues"; ($12) million included in "Fuel"; ($10) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(e)
Impact of non-core asset sales/impairments: 2016, ($2) million included in "Investment income (loss)". 2015 ($0.05 per share), ($3) million in "Revenues"; ($24) million included in "Impairment of assets"; and $11 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2016 ($0.02 per share), $13 million included in "Investment income (loss)". 2015 ($0.11 per share), $71 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($16) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $4 million included in "Interest expense".

	See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the first nine months of 2016 and 422 million shares in the first nine months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    24

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2016			Three Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,702	$—		$2,624	$1	(a)

	Operating Expenses
(2)	Fuel	156	—		140	—
(3)	Purchased power	902	—		980	—
(4)	Other operating expenses	615	(8)	(a)	534	(10)	(a)
(5)	Provision for depreciation	171	—		174	—
(6)	Amortization of regulatory assets, net	98	—		110	—
(7)	General taxes	190	—		172	—
(8)	Impairment of assets	—	—		8	(8)	(c)
(9)	Total Operating Expenses	2,132	(8)		2,118	(18)
(10)	Operating Income	570	8		506	19

	Other Income (Expense)
(11)	Investment income	13	—		8	6	(b)
(12)	Interest expense	(139)	—		(149)	—
(13)	Capitalized financing costs	6	—		6	—
(14)	Total Other Expense	(120)	—		(135)	6

(15)	Income Before Income Taxes	450	8		371	25
(16)	Income taxes	167	3		137	9
(17)	Net Income	$283	$5		$234	$16

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.02 per share), ($8) million included in "Other operating expenses". 2015 ($0.01 per share), $1 million included in "Revenues"; and ($10) million included in "Other operating expenses".

(b)	Trust securities impairment: 2015 ($0.01 per share), $6 million included in "Investment income".
(c)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), ($8) million included in "Impairment of assets".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the third quarter of 2016 and 423 million shares in the third quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    25

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$7,423	$—		$7,425	$2	(a)

	Operating Expenses
(2)	Fuel	436	—		406	—
(3)	Purchased power	2,549	—		2,761	—
(4)	Other operating expenses	1,843	(79)	(a)	1,669	(34)	(a)
(5)	Provision for depreciation	510	—		516	—
(6)	Amortization of regulatory assets, net	218	—		196	(2)	(a)
(7)	General taxes	545	—		536	—
(8)	Impairment of assets	—	—		8	(8)	(c)
(9)	Total Operating Expenses	6,101	(79)		6,092	(44)
(10)	Operating Income	1,322	79		1,333	46

	Other Income (Expense)
(11)	Investment income	37	1	(b)	33	8	(b)
(12)	Interest expense	(431)	—		(439)	—
(13)	Capitalized financing costs	15	—		21	—
(14)	Total Other Expense	(379)	1		(385)	8

(15)	Income Before Income Taxes	943	80		948	54
(16)	Income taxes	349	29		350	20
(17)	Net Income	$594	$51		$598	$34

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2016 ($0.12 per share), ($79) million included in "Other operating expenses". 2015 ($0.05 per share), $2 million included in "Revenues"; ($34) million included in "Other operating expenses"; and ($2) million included in "Amortization of regulatory assets, net".

(b)	Trust securities impairment: 2016, $1 million included in "Investment income". 2015 ($0.01 per share), $8 million included in "Investment income".
(c)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), ($8) million included in "Impairment of assets".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the first nine months of 2016 and 422 million shares in the first nine months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    26

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2016		Three Months Ended September 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$285	$—	$248	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	46	—	42	—
(5)	Provision for depreciation	45	—	41	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	37	—	23	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	128	—	106	—
(10)	Operating Income	157	—	142	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(43)	—	(40)	—
(13)	Capitalized financing costs	9	—	9	—
(14)	Total Other Expense	(34)	—	(31)	—

(15)	Income Before Income Taxes	123	—	111	—
(16)	Income taxes	45	—	41	—
(17)	Net Income	$78	$—	$70	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    27

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$824	$—	$755	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	118	—	112	—
(5)	Provision for depreciation	132	—	116	—
(6)	Amortization of regulatory assets, net	4	—	5	—
(7)	General taxes	114	—	73	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	368	—	306	—
(10)	Operating Income	456	—	449	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(128)	—	(119)	—
(13)	Capitalized financing costs	25	—	36	—
(14)	Total Other Expense	(103)	—	(83)	—

(15)	Income Before Income Taxes	353	—	366	—
(16)	Income taxes	130	—	135	—
(17)	Net Income	$223	$—	$231	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    28

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2016			Three Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,115	$—		$1,468	$(2)	(c)

	Operating Expenses
(2)	Fuel	294	(8)	(a)	342	(11)	(a)
(3)	Purchased power	194	—		370	—
(4)	Other operating expenses	367	16	(b)	336	49	(b,c,e)
(5)	Provision for depreciation	79	—		98	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	30	—		35	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	964	8		1,181	38
(10)	Operating Income	151	(8)		287	(40)

	Other Income (Expense)
(11)	Investment income (loss)	23	2	(d)	(19)	41	(d)
(12)	Interest expense	(48)	2	(f)	(48)	—
(13)	Capitalized financing costs	9	—		9	—
(14)	Total Other Expense	(16)	4		(58)	41

(15)	Income Before Income Taxes	135	(4)		229	1
(16)	Income taxes	49	(2)		84	—
(17)	Net Income	$86	$(2)		$145	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.02 per share), ($11) million included in "Fuel".
(b)	Mark-to-market adjustments: 2016 (($0.02) per share), $16 million included in "Other operating expenses". 2015 (($0.09) per share), $57 million included in "Other operating expenses".
(c)	Asset impairment/Plant exit costs: 2015, ($2) million included in "Revenues"; and ($4) million included in "Other operating expenses".
(d)	Trust securities impairment: 2016, $2 million included in "Investment income (loss)". 2015 ($0.06 per share), $41 million included in "Investment income (loss)".
(e)	Retail repositioning charges: 2015 ($0.01 per share), ($4) million included in "Other operating expenses".
(f)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the third quarter of 2016 and 423 million shares in the third quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,535	$—		$4,099	$(5)	(d,e)

	Operating Expenses
(2)	Fuel	833	(82)	(b,d)	972	(47)	(b,d)
(3)	Purchased power	820	—		1,113	—
(4)	Other operating expenses	1,120	10	(c)	1,266	37	(a,c,d,g)
(5)	Provision for depreciation	284	—		293	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	98	—		112	(1)	(d)
(8)	Impairment of assets	1,447	(1,447)	(d)	16	(16)	(e)
(9)	Total Operating Expenses	4,602	(1,519)		3,772	(27)
(10)	Operating Income (Loss)	(1,067)	1,519		327	22

	Other Income (Expense)
(11)	Investment income (loss)	56	10	(e,f)	(7)	63	(f)
(12)	Interest expense	(143)	4	(h)	(144)	—
(13)	Capitalized financing costs	29	—		29	—
(14)	Total Other Expense	(58)	14		(122)	63

(15)	Income (Loss) Before Income Taxes (Benefits)	(1,125)	1,533		205	85
(16)	Income taxes (benefits)	(96)	246	(d)	76	30
(17)	Net Income (Loss)	$(1,029)	$1,287		$129	$55

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)	Merger accounting - commodity contracts: 2016 ($0.04 per share), ($24) million included in "Fuel". 2015 ($0.05 per share), ($35) million included in "Fuel".
(c)	Mark-to-market adjustments: 2016 (($0.02) per share), $10 million included in "Other operating expenses". 2015 (($0.10) per share), $64 million included in "Other operating expenses".
(d)
Asset impairment/Plant exit costs: 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; and $159 million included in "Income taxes (benefits)". 2015 ($0.04 per share), ($2) million included in "Revenues"; ($12) million included in "Fuel"; ($10) million included in "Other operating expenses"; and ($1) million included in "General taxes".

(e)
Impact of non-core asset sales/impairments: 2016, ($2) million included in "Investment income (loss)". 2015 ($0.02 per share), ($3) million included in "Revenues"; and ($16) million included in "Impairment of assets".

(f)	Trust securities impairment: 2016 ($0.02 per share), $12 million included in "Investment income (loss)". 2015 ($0.10 per share), $63 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($16) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2016, $4 million included in "Interest expense".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the first nine months of 2016 and 422 million shares in the first nine months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    30

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended September 30, 2016		Three Months Ended September 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(185)	$—	$(217)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(117)	—	(141)	—
(4)	Other operating expenses	(75)	—	(70)	—
(5)	Provision for depreciation	16	—	15	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	8	—	6	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(168)	—	(190)	—
(10)	Operating Loss	(17)	—	(27)	—

	Other Income (Expense)
(11)	Investment loss	(8)	—	(17)	5	(a)
(12)	Interest expense	(56)	—	(48)	—
(13)	Capitalized financing costs	4	—	2	—
(14)	Total Other Expense	(60)	—	(63)	5

(15)	Loss Before Income Tax Benefits	(77)	—	(90)	5
(16)	Income tax benefits	(10)	—	(36)	2
(17)	Net Loss	$(67)	$—	$(54)	$3

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 33 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Impact of non-core asset sales/impairments: 2015, $5 million included in "Investment loss".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the third quarter of 2016 and 423 million shares in the third quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    31

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(595)	$—	$(794)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(377)	—	(563)	—
(4)	Other operating expenses	(246)	—	(248)	—
(5)	Provision for depreciation	48	—	44	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	29	—	26	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(546)	—	(741)	—
(10)	Operating Loss	(49)	—	(53)	—

	Other Income (Expense)
(11)	Investment loss	(18)	—	(40)	11	(a)
(12)	Interest expense	(161)	—	(144)	—
(13)	Capitalized financing costs	10	—	7	—
(14)	Total Other Expense	(169)	—	(177)	11

(15)	Loss Before Income Tax Benefits	(218)	—	(230)	11
(16)	Income tax benefits	(49)	—	(76)	4
(17)	Net Loss	$(169)	$—	$(154)	$7

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Impact of non-core asset sales/impairments: 2015 ($0.02 per share), $11 million included in "Investment loss".

See page 36 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 425 million shares in the first nine months of 2016 and 422 million shares in the first nine months of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 3rd Quarter 2016                    32

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended September 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2016 Net Income - GAAP	$283	$78	$86	$(67)	$380

3Q 2016 Basic Earnings per share (avg. shares outstanding 425M)	$0.66	$0.18	$0.20	$(0.15)	$0.89
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.02)	—	(0.02)
Total Special Items	$0.02	$—	$(0.01)	$—	$0.01
Basic EPS - Operating (Non-GAAP)	$0.68	$0.18	$0.19	$(0.15)	$0.90

Three Months Ended September 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

3Q 2015 Net Income - GAAP	$234	$70	$145	$(54)	$395

3Q 2015 Basic Earnings per share (avg. shares outstanding 423M)	$0.56	$0.17	$0.34	$(0.13)	$0.94
Excluding Special Items:
Regulatory charges	0.01	—	—	—	0.01
Trust securities impairment	0.01	—	0.06	—	0.07
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	0.01	—	—	0.01	0.02
Retail repositioning charges	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.09)	—	(0.09)
Total Special Items	$0.03	$—	$—	$0.01	$0.04
Basic EPS - Operating (Non-GAAP)	$0.59	$0.17	$0.34	$(0.12)	$0.98

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Nine Months Ended September 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$594	$223	$(1,029)	$(169)	$(381)

2016 Basic Earnings (Losses) per share (avg. shares outstanding 425M)	$1.40	$0.52	$(2.43)	$(0.39)	$(0.90)
Excluding Special Items:
Regulatory charges	0.12	—	—	—	0.12
Trust securities impairment	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.04	—	0.04
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Mark-to-market adjustments	—	—	(0.02)	—	(0.02)
Total Special Items	$0.12	$—	$3.03	$—	$3.15
Basic EPS - Operating (Non-GAAP)	$1.52	$0.52	$0.60	$(0.39)	$2.25

Nine Months Ended September 30, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income - GAAP	$598	$231	$129	$(154)	$804

2015 Basic Earnings per share (avg. shares outstanding 422M)	$1.42	$0.55	$0.31	$(0.37)	$1.91
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Trust securities impairment	0.01	—	0.10	—	0.11
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Asset impairment/Plant exit costs	—	—	0.04	—	0.04
Impact of non-core asset sales/impairments	0.01	—	0.02	0.02	0.05
Retail repositioning charges	—	—	0.02	—	0.02
Mark-to-market adjustments	—	—	(0.10)	—	(0.10)
Total Special Items	$0.07	$—	$0.13	$0.02	$0.22
Basic EPS - Operating (Non-GAAP)	$1.49	$0.55	$0.44	$(0.35)	$2.13

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates ranges from 35% to 42%.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    34

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Estimate for Year 2016	Pre-tax	After-tax	EPS*

Special Items:
Regulatory charges	$89	$56	$0.13
Trust securities impairment	13	8	0.02
Merger accounting - commodity contracts	32	21	0.05
Asset impairment/Plant exit costs	1,505	1,269	2.97
Impact of non-core asset sales/impairment	(2)	(1)	—
Mark-to-market adjustments
Pension and OPEB actuarial assumptions (1)	300 - 525	186 - 316	0.45 - 0.75
Other	(10)	(6)	(0.02)
Loss on debt redemptions	4	2	—
Total Special Items	$1,931 - $2,156	$1,535 - $1,665	$3.60 - $3.90

*Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and includes the estimated dilutive impact of additional common stock in the fourth quarter of 2016. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

(1) Based on current discount rates ranging from 4.00% to 3.75% for the pension plans and 3.75% to 3.50% for the OPEB plans and actual gains on plan assets through September 30, 2016 of 11%.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    35

2015/2016 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger.

•
Asset impairment/Plant exit costs - Primarily reflects the impairments of CES' goodwill, the Bay Shore Unit 1 generating station and Units 1-4 of the W. H. Sammis generating station, valuation allowances on net operating loss carryforwards and other costs associated with the deactivation of certain power plants.

•	Impact of non-core asset sales/impairment - Primarily reflects the non-cash amortization/impairment of certain non-core investments and the impact of non-core asset sales.

•	Retail repositioning charges - Primarily reflects termination and restructuring costs associated with CES' revised sales strategy.

•
Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions and the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other post employment benefits.

•	Loss on debt redemptions - Primarily reflects costs associated with the redemption and early retirement of debt.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    36

Recent Developments

Financial Matters
Dividend
On September 20, 2016, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable December 1, 2016, to shareholders of record at the close of business on November 7, 2016.

Financing Activities
On August 15, 2016, West Penn Power Company (WP) retired $145 million of 5.875% first mortgage bonds (FMBs) at maturity. On September 23, 2016, WP priced $100 million of 3.84% FMBs due 2046, $100 million of 4.09% FMBs due 2047 and $275 million of 4.14% FMBs due 2047 which are expected to fund and close in December 2016, September 2017 and December 2017, respectively. Proceeds will be used to repay short-term borrowings, fund capital expenditures and for other general corporate purposes.
On August 15, 2016 and September 15, 2016, FirstEnergy Generation, LLC (FG) and FirstEnergy Nuclear Generation, LLC (NG) remarketed in total $470.9 million (FG: $186.3 million; NG: $284.6 million) of pollution control revenue bonds (PCRBs) which were secured by FMBs issued by FG and NG respectively, at a weighted average interest rate of 4.35% in a mandatory put mode with put dates between 2021 to 2022.
On September 15, 2016, FG optionally retired $6.45 million of PCRBs on their mandatory put date. On September 30, 2016, FG optionally retired an additional $5.79 million of PCRBs that had been in a variable-rate letter of credit enhanced mode.
On October 17, 2016, The Potomac Edison Company issued $155 million of 3.89% FMBs due 2046. Proceeds were used to repay $100 million of maturing 5.8% FMBs, to repay short-term borrowings and for other general corporate purposes.

Moody's Investors Service Actions
On July 29, 2016, Moody’s downgraded the senior unsecured rating for FES to Ba2 from Baa3 and for AE Supply to Ba1 from Baa3 and affirmed the senior unsecured rating for Allegheny Generating Company (AGC) at Baa3. Moody’s also affirmed the senior secured rating for FES at Baa2. The rating outlooks for FES and AE Supply remain negative while AGC’s was changed to stable from positive.
FirstEnergy Corp.'s Baa3 issuer rating and negative rating outlook remain unchanged.

S&P Global Rating Actions
On August 1, 2016, S&P Global Ratings lowered the corporate credit ratings of FES, AE Supply, and AGC to BB- from BBB- with a stable outlook. S&P also lowered the senior secured debt ratings on FG, NG, and AE Supply to BB+ from BBB- and lowered the senior unsecured debt at all affiliates to BB-.
S&P affirmed the issuer credit rating of FirstEnergy Corp. and its regulated utility subsidiaries at BBB- with a negative outlook.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    37

Operational Matters
Beaver Valley Unit 1 Refueling Outage
On October 25, 2016, the 939-MW Beaver Valley Unit 1 returned to service following a scheduled month-long refueling and maintenance outage. During the outage, one-third of its 157 fuel assemblies were replaced. Numerous inspections and preventative maintenance and improvement projects were completed to ensure continued safe and reliable operations.

Regulatory Matters
Pennsylvania Rate Case Settlements Update
On October 14, 2016, the Pennsylvania Utilities (Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), Penn Power Company (PP), and WP made settlement filings with the Pennsylvania Public Utility Commission (PPUC) for their distribution rate cases. The settlement agreements, which have broad support, include an annual rate increase totaling approximately $291 million across the four companies and reflect the inclusion of charges for smart meters as well as the Distribution System Improvement Charge which would otherwise be recovered under previously approved riders. The following table summarizes the resulting estimated annual pre-tax earnings impact:

($ Millions)	ME	PN	PP	WP
Estimate Pre-Tax Earnings Impact	$67	$74	$22	$40
The settlements include a provision whereby the Pennsylvania Utilities agree not to file to further increase base distribution rates prior to January 27, 2019. In addition, the settlements are “black box settlements” with no specified return on equity identified for each utility.
The settlements are subject to a Recommended Decision by the Administrative Law Judge and approval by the PPUC, with rates expected to be effective January 27, 2017.

Ohio ESP IV Update
On October 12, 2016, the Public Utilities Commission of Ohio (PUCO) issued an order in the ESP IV filed by Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE) approving a Distribution Modernization Rider (DMR) providing for the collection of approximately $133 million annually for three years, with the possibility for a two-year extension. The DMR will be grossed up for income taxes, resulting in an approved amount of approximately $204 million annually.
Revenues from the DMR will be excluded from the significantly excessive earnings test for the initial three-year term. Recovery under the DMR is subject to three conditions: (1) retention of the corporate headquarters and nexus of operations in Akron, Ohio; (2) no change in control of the Ohio companies; and (3) a demonstration of sufficient progress in the implementation of grid modernization programs approved by the PUCO.

New Jersey Rate Case Update
On April 28, 2016, JCP&L filed tariffs with the New Jersey Board of Public Utilities (NJBPU) proposing a general rate increase associated with its distribution operations. The filing requested approval to increase annual operating revenues by approximately $142.1 million based upon a hybrid test year for the twelve months ending June 30, 2016.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    38

On July 13, 2016, this matter was sent to the Office of Administrative Law for hearing and the issuance of an initial decision.
On September 30, 2016, JCP&L filed an update to its filing, which includes actual data for the twelve months ending June 30, 2016, requesting an increase to annual operating revenues by approximately $146.6 million.
On November 2, 2016, achieved settlement-in-principle, which provides for an annual $80 million distribution revenue increase effective on January 1, 2017, subject to finalization, execution and NJBPU approval of a Stipulation of Settlement.

Mid-Atlantic Interstate Transmission (MAIT) Update
On February 18, 2016, FERC issued an order approving the MAIT transaction. The PPUC approved the transaction, with minor modifications on July 21, 2016, and entered a final order on August 24, 2016.
On September 8, 2016, JCP&L and MAIT submitted a letter of withdrawal of the transfer petition to the NJBPU in order to allow MAIT, which will operate exclusively in Pennsylvania, to file its formula transmission rate with an effective date of January 1, 2017. The NJBPU administratively closed the matter on September 30, 2016.
On October 14 and 28, 2016, MAIT submitted applications to FERC requesting authorization to issue equity, short-term debt and long-term debt.
On October 28, 2016, MAIT submitted an application to FERC requesting authorization to implement a formula transmission rate to recover transmission costs effective January 1, 2017, and on October 28, 2016, MAIT and PJM submitted a joint application to FERC requesting authorization for ME and PN to withdraw from the PJM Consolidated Transmission Owners Agreement as Transmission Owners (TOs) and for MAIT to become a participating PJM TO. MAIT and PJM also requested FERC accept various transmission service agreements that permit MAIT to operate its transmission assets in concert with PJM and other TOs.

JCP&L Formula Transmission Rate Filing Update
Given that JCP&L will not be transferring its transmission assets to MAIT, there is a need for JCP&L to update its transmission rate. On October 28, 2016, JCP&L submitted an application to FERC requesting authorization to implement a formula transmission rate to recover and earn a return on transmission costs effective January 1, 2017.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    39

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations, including without limitation impairments thereon; the risks and uncertainties at the Competitive Energy Services (CES) segment, including FirstEnergy Solutions Corp. and its subsidiaries and FirstEnergy Nuclear Operating Company, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy and/or its subsidiaries, specifically the subsidiaries within the CES segment; the risks and uncertainties surrounding FirstEnergy's need to obtain waivers from its bank group under FirstEnergy's credit facilities caused by a debt to total capitalization ratio in excess of 65% resulting from impairment charges or other events at CES; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 3rd Quarter 2016                    40